Fourth Quarter 2005
Table of Contents

Page
Earnings Release	1 - 3

Financial Highlights	4

Statements of Earnings	5 - 6

Balance Sheets	7

Geographic Distribution by Market	8

Operating Performance Summary	9 - 10

Investment Summaries	11

Development Summary	12

Capitalization Summary	13

Debt Summary	14

Supplemental Information for Net Asset Value Calculation	15

Reconciliation of 2006 Guidance to 2006 GAAP Earnings Guidance	16
Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959
Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described within this press release supplement. These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations, Funds From Operations with Gains/Losses, Internal Rate of Return and Same-Store Sales, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.
Information included in this supplemental package is unaudited.

News Release

Contact:	H. Andrew Cantor
800-982-9293 • 03-708-5959
Archstone-Smith Announces Record Earnings Per Share for 2005
Same-store Portfolio Produces Seventh Consecutive Quarter of Improving Growth
DENVER — February 2, 2006 — Archstone-Smith (NYSE:ASN) announced record net earnings per share (EPS) of $3.00 for the year ended December 31, 2005 — an 11.5% increase compared with the $2.69 per share reported for 2004. EPS for the fourth quarter of 2005 was $1.52 per share, compared with $1.11 per share for the same period in 2004. Funds from operations (FFO) with gains/losses, which reflects the positive impact of Archstone-Smith’s investment strategy, for the full year of 2005 was $3.40 per share, compared with $3.26 per share in 2004. FFO with gains/losses was $1.39 per share in the fourth quarter of 2005, compared with $1.22 per share for the fourth quarter of 2004. The company’s FFO for the year ending December 31, 2005 was $2.10 per share, compared with the $1.98 reported for 2004. FFO for the fourth quarter was $0.52 per share, compared with $0.40 per share for the same period in 2004.
In addition, Archstone-Smith announced its guidance for the coming year. The company’s 2006 EPS guidance is $2.60 to $3.00 per share and its 2006 FFO guidance is $2.11 to $2.21 per share. Archstone-Smith’s 2005 FFO per share of $2.10 included non-recurring items attributable to the net impact of Rent.com and other stock sales gains, insurance recoveries, hurricane damage, pre-payment penalties and a note receivable write-off. Adjusting for these items, the midpoint of the company’s 2006 FFO guidance represents an increase of 8.5% above normalized 2005 FFO.
Same-store Operating Performance Accelerates Dramatically Quarter-Over-Quarter
“The accelerating improvement in our same store results is very exciting, and sets the stage for very positive performance from our portfolio in 2006,” said R. Scot Sellers, chairman and chief executive officer. “Our emphasis on operational excellence and innovation, combined with our unique portfolio, provides a very strong foundation for continued increases in long term value for our shareholders.”
Archstone-Smith’s same-store revenues increased 5.5% in the fourth quarter of 2005, representing the seventh consecutive quarter of increasing revenue growth. Archstone-Smith’s same-store net operating income (NOI) grew 6.4% in the fourth quarter — the highest quarterly NOI growth since the company’s acquisition of Charles E. Smith Residential in the fourth quarter of 2001. “Solid employment growth, combined with the extremely expensive housing prices in our core markets, has provided us with excellent pricing power,” said Mr. Sellers. “Apartment fundamentals are as good as we’ve seen in several years.”
Strategic Acquisitions, Capital Redeployment Strategy and Developments Position Company for Strong Growth
Overall transaction volume in 2005, including acquisitions, dispositions and development starts for Archstone-Smith and Ameriton, totaled approximately $5.0 billion. “Each and every one of these transactions was aimed at creating significant incremental value for our shareholders, and even further improving what we believe is already the best apartment portfolio in the United States,” said Mr. Sellers.
—more—

Archstone-Smith Reports Record Results for 2005

In 2005, Archstone-Smith acquired $2.5 billion of apartment communities in U.S. markets that include Manhattan, the San Francisco Bay area and Southern California, including the purchase of a $1.6 billion portfolio from Oakwood Worldwide. In addition, the company completed its first acquisition in Europe in the fourth quarter of 2005, with the purchase of an 11-building, 822-unit portfolio concentrated in Mannheim, Germany, for $44.5 million (€37.6 million). “We are excited about our recent European acquisition, because it will allow us to better research and understand the apartment market in Germany in a much more fundamental way,” said Mr. Sellers.
During the year, Archstone-Smith completed the sale of $1.1 billion of apartment communities and is now in the final stages of the capital redeployment program it began in 1995, through which the company expects to dispose of virtually all of its non-core assets by the end of 2006. The cash gains related to the company’s 2005 dispositions exceeded $302 million, which is a profit of approximately 39% on the company’s cost basis, and generated a pre-tax unleveraged internal rate of return (IRR) of 14.2%.
“Assets we owned in 1995 represent less than 2% of our portfolio today,” said Charles E. Mueller, Jr., chief financial officer. “Our emphasis on protected locations, together with the strong operating platform we’ve developed, have enabled us to produce industry-leading same store operating results during the past five years. In addition, our $2.8 billion development pipeline provides a tremendous opportunity to create significant incremental value as we complete and stabilize these assets in the coming years.” This pipeline represents the total expected investment of all Archstone-Smith and Ameriton wholly owned and joint venture developments under construction and in planning.
At the end of 2005, Archstone-Smith had $1.3 billion of communities under construction, in markets that include Manhattan, downtown Boston, Cambridge, Mass., Southern California and downtown Washington, D.C. Archstone-Smith expects to deliver first units — representing a total of 1,525 units upon completion — to operations in the first quarter of 2006 from development communities in markets that include Los Angeles; Pasadena, Calif.; downtown Washington, D.C.; and San Diego.
Ameriton Produced Strong Results and Excellent Returns in 2005
Archstone-Smith’s fourth quarter 2005 results include gains from the sale of operating communities by Ameriton, the company’s wholly owned subsidiary, which contributed $12.7 million, or $0.051 per share, to Archstone-Smith’s fourth quarter EPS and $11.6 million, or $0.047 per share, to its fourth quarter FFO. For the year ended December 31, 2005, Ameriton sold 11 communities, contributing $62.5 million to Archstone-Smith’s earnings in 2005, and $56.7 million, or $0.244 per share, to its 2005 FFO. Since 2000, Ameriton has completed the sale of $1.4 billion of apartment communities, contributing $0.77 per share to Archstone-Smith’s FFO and generating a pre-tax unleveraged IRR of 24%.
Archstone-Smith’s fourth quarter 2005 results included the following unexpected items that were not included in the previously issued guidance, representing a $0.047 per-share reduction in earnings and FFO: (i) hurricane damage costs of $4.2 million, net of anticipated recoveries; (ii) a $2.8 million write-off of a loan to a prior affiliate, which the company remains committed to collecting; (iii) a $1.5 million impairment related to a non-core asset that is expected to be sold in 2006; and (iv) a $3.2 million share award for the one-year special incentive plan for senior executives that ended on December 31, 2005; the grants were earned due to Archstone-Smith’s share price performance during 2005.
—more—

Archstone-Smith Reports Record Results for 2005

In addition, Archstone-Smith’s fourth quarter 2005 results included the following items that were anticipated and included in its previously issued guidance: (i) a positive impact of $8.3 million, or $0.034 per share of earnings and FFO, resulting from insurance recoveries associated with moisture infiltration and mold litigation; and (ii) a $1.7 million incentive payment earned in connection with the final liquidation of a joint venture partnership.
The company also has successfully negotiated an $8.8 million insurance settlement related to moisture infiltration and mold litigation at another community in Southeast Florida. Of this amount, $6.9 million, or $0.028 per share, is expected to be included in other income in the first quarter of 2006. This amount is reflected in the company’s 2006 guidance.
The company also recorded a $47.2 million accrual in the fourth quarter for remediation work related to the previously disclosed Fair Housing Act (FHA) and Americans with Disabilities Act (ADA) lawsuit, which was settled in the second quarter of 2005. Archstone-Smith continues to seek recovery of a substantial portion of the expenses and capital expenditures related to this settlement from the architects, engineers and builders upon whom the company relied for assurances of building design and construction compliance. The company is, and has always been, fully committed to upholding the goals and objectives of the FHA and ADA. Because these costs relate to capital improvements, the accrual is capitalized and therefore had no impact on 2005 results.
Archstone-Smith (NYSE: ASN), an S&P 500 company, is a recognized leader in apartment investment and operations. With a current total market capitalization of $17.1 billion, the company’s portfolio is concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the San Francisco Bay area, the New York City metropolitan area, Boston, Chicago, Southeast Florida and Seattle. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments in assets with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers — backed by unconditional service guarantees. As of December 31, 2005, Archstone-Smith owned or had an ownership position in 257 communities, representing 86,930 units, including units under construction.
# # #
Archstone-Smith’s year-end 2005 full financials and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.
In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2004 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

Fourth Quarter 2005
Financial Highlights

In thousands, except per share amounts and percentages

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	% Change	2005	2004	% Change

Operating Performance

Net Earnings Attributable to Common Shares — Diluted	$324,716	$222,055	46.2%	$612,693	$535,714	14.4%

Per Share Results:
Net Earnings	$1.52	$1.11	36.9%	$3.00	$2.69	11.5%
Funds from Operations with Gains/Losses (1)	$1.39	$1.22	13.9%	$3.40	$3.26	4.3%
Funds from Operations (FFO) (2)	$0.52	$0.40	30.0%	$2.10	$1.98	6.1%

Cash Distributions per Common Share	$0.4325	$0.43	0.6%	$1.73	$1.72	0.6%
Special Distribution per Common Share (3)	—	1.00		—	1.00

Same Store Communities	Revenue Growth		Operating Expense Growth		Net Operating Income Growth (4)
	Q4 2005 vs.	YTD 2005 vs.	Q4 2005 vs.	YTD 2005 vs.	Q4 2005 vs.	YTD 2005 vs.
	Q4 2004	YTD 2004	Q4 2004	YTD 2004	Q4 2004	YTD 2004

Garden Communities	5.5%	3.6%	4.9%	3.5%	5.8%	3.6%
High-Rise Properties	5.6%	3.9%	2.3%	4.8%	7.3%	3.4%
Total Portfolio	5.5%	3.7%	3.7%	4.1%	6.4%	3.6%

	December 31,	December 31,
Financial Position	2005	2004

Assets
Real Estate (Including Held for Sale Before Depreciation)	$11,359,264	$9,221,038
Total Assets (Net of Accumulated Depreciation)	$11,467,178	$9,066,044

Debt
Long Term Debt (Including Held for Sale)	$4,938,771	$4,130,637
Total Debt	$5,333,349	$4,149,637

Leverage Ratios(5)
Long Term Debt/Long Term Undepreciated Book Capitalization	42.8%	43.5%
Total Debt/Total Undepreciated Book Capitalization	44.7%	43.7%

Equity Market Capitalization (6)
Common Shares and Units	$10,318,512	$8,529,180
Perpetual Preferred Shares and Units	50,000	70,000

Total Equity Market Capitalization	$10,368,512	$8,599,180

Total Market Capitalization (7)	$15,701,861	$12,748,817

Fully Converted Shares (8)	247,422	224,240

NOTES

(1)	Calculated as FFO (defined below) plus Gross Gains/Losses from the disposition of real estate investments. Gross Gains/Losses from the disposition of real estate investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation, impairment for possible loss on real estate investments and net of internal disposition costs. Joint venture gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses until recognized for GAAP purposes. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses from the disposition of real estate investments demonstrates the results of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 5 for a reconciliation of Net Earnings to FFO with Gains/Losses.

(2)	FFO is calculated in accordance with the FFO definition from NAREIT’s October 1999 White Paper (as amended in April 2002), which includes gains from the sale of taxable REIT subsidiary assets. We believe that GAAP Net Earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. We acknowledge that FFO is an appropriate supplemental measure when comparing our results of operations to other companies because it is a recognized measure of performance by the REIT industry. It excludes gains/losses from the sale of depreciable real estate and real estate depreciation expense. FFO is not intended to be a measure of cash flow or liquidity. See page 5 for a reconciliation of Net Earnings to FFO.

(3)	As a result of significant gains from asset sales during 2004, Archstone-Smith paid a $1.00 per share special dividend in December, 2004.

(4)	Net Operating Income (NOI) is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. See page 10 for a reconciliation of Same Store NOI to Earnings from Operations.

(5)	Represents total long term debt or total debt divided by the sum of the book value of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

(6)	Reflects the market capitalization based on the closing share price on the last trading day of the period for publicly traded securities and liquidation value of private securities. See detailed market capitalization calculation on page 13.

(7)	Represents the book value of Total Debt plus Total Equity Market Capitalization.

(8)	Represents total common shares and operating partnership units outstanding at the end of the period, plus stock options using the treasury stock method.

Fourth Quarter 2005
Statements of Earnings

In thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Revenues:
Rental Revenues	$256,152	$190,593	$890,872	$724,402
Other Income	18,215	5,372	56,030	19,208

	274,367	195,965	946,902	743,610

Expenses:
Rental Expenses	58,901	46,540	215,780	178,904
Real Estate Taxes	24,438	17,626	84,509	65,629
Depreciation on Real Estate Investments (1)	62,833	45,531	216,378	170,535
Gross Interest Expense	66,243	48,492	227,093	168,072
Capitalized Interest	(11,767)	(6,462)	(39,111)	(23,572)

Net Interest Expense	54,476	42,030	187,982	144,500

General and Administrative	16,960	18,056	58,604	55,479
Other Expense	14,225	2,802	49,271	11,862

	231,833	172,585	812,524	626,909

Earnings from Operations	42,534	23,380	134,378	116,701

Plus:
Income/(Loss) from Unconsolidated Entities (2)	3,682	(213)	22,432	17,902
Other Non-Operating Income/(Expense)	(48)	—	28,807	28,162
Less:
Minority Interest — Series E, F and G Perpetual Preferred Units	—	685	741	5,362
Minority Interest — Convertible Operating Trust Units	6,227	2,184	21,971	16,225

Net Earnings before Discontinued Operations	39,941	20,298	162,905	141,178
Plus: Net Earnings from Discontinued Operations (3)	285,502	201,992	453,267	401,164

Net Earnings	325,443	222,290	616,172	542,342
Less: Preferred Share Dividends	958	957	3,831	10,892

Net Earnings Attributable to Common Shares — Basic	324,485	221,333	612,341	531,450
Add Back (dilutive securities only):
Minority Interest	231	236	352	509
Convertible Preferred Share Dividends	—	486	—	3,755

Net Earnings Attributable to Common Shares — Diluted	$324,716	$222,055	$612,693	$535,714

Diluted Weighted Average Common Shares Outstanding — Net Earnings	213,173	200,002	204,492	199,233

Diluted Earnings per Common Share (4)	$1.52	$1.11	$3.00	$2.69

Funds From Operations Reconciliation:

Net Earnings Attributable to Common Shares — Diluted	$324,716	$222,055	$612,693	$535,714
Depreciation on Real Estate Investments	64,047	55,982	238,789	219,989
Depreciation on Real Estate Investments — Unconsolidated Entities	1,757	2,092	8,817	8,889
Gains from Disposition of Depreciable REIT Investments, net of Internal Disposition Costs	(312,584)	(215,852)	(446,686)	(372,217)
Gains from Disposition of Unconsolidated Depreciable REIT Investments	—	291	(6,311)	(6,887)
Convertible Preferred Share Dividends	—	(486)	—	—
Debt Extinguishment Costs Related to Dispositions	449	585	5,507	1,493
Minority Interest	34,054	15,852	25,326	16,530
Other (5)	(2,061)	(1,106)	(9,646)	(8,381)

Funds From Operations Attributable to Common Shares — Diluted	110,378	79,413	428,489	395,130
Gross Gains on the Disposition of Real Estate Investments, net of Internal Disposition Costs (6)	214,593	182,486	302,357	285,643
Convertible Preferred Share Dividends	—	486	—	—
Minority Interest	(29,420)	(18,308)	(36,546)	(30,657)

Funds From Operations with Gains/Losses Attributable to Common Shares — Diluted	$295,551	$244,077	$694,300	$650,116

Diluted Weighted Average Common Shares Outstanding:
Diluted Weighted Average Common Shares Outstanding — Net Earnings	213,173	200,002	204,492	199,233
Assumed Conversion of Preferred Shares into Common Shares	—	(1,129)	—	—

Diluted Weighted Average Common Shares Outstanding — FFO	213,173	198,873	204,492	199,233
Assumed Conversion of Preferred Shares into Common Shares	—	1,129	—	—

Diluted Weighted Average Common Shares Outstanding — FFO with Gains/Losses	213,173	200,002	204,492	199,233

Per Share Amounts (4)
Funds From Operations — Diluted	$0.52	$0.40	$2.10	$1.98

Funds From Operations with Gains/Losses — Diluted	$1.39	$1.22	$3.40	$3.26

Quarterly Cash Distributions per Common Share	$0.4325	$0.43	$1.73	$1.72
Special Distribution per Common Share	—	1.00	—	1.00

Total Common Distributions Paid	$0.4325	$1.43	$1.73	$2.72

See notes on following page.

Fourth Quarter 2005
Statements of Earnings (continued)

In thousands, except per share amounts
NOTES

(1)	Includes amortization expense associated with intangible assets recorded in connection with operating community acquisitions.

(2)	Includes gains from the sale of unconsolidated operating communities.

(3)	The following amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Composition of Net Earnings from Discontinued Operations:
Rental Revenues — Communities Sold	$9,702	$35,155	$75,123	$198,820
Rental Expenses — Communities Sold	(3,604)	(11,079)	(24,635)	(65,166)
Real Estate Taxes — Communities Sold	(1,081)	(2,599)	(8,672)	(22,653)

Net Operating Income — Communities Sold	5,017	21,477	41,816	111,001

Rental Revenues — Communities Held for Sale	13,493	12,213	51,414	44,832
Rental Expenses — Communities Held for Sale	(4,373)	(3,840)	(16,846)	(15,303)
Real Estate Taxes — Communities Held for Sale	(1,765)	(1,446)	(7,527)	(6,433)

Net Operating Income — Communities Held for Sale	7,355	6,927	27,041	23,096

Depreciation on Real Estate Investments	(1,213)	(10,451)	(22,410)	(49,454)
Interest, net	(4,907)	(12,204)	(29,586)	(64,252)
Income Taxes from Taxable REIT Subsidiaries	(1,988)	(458)	(17,061)	(15,676)
Debt Extinguishment Costs Related to Dispositions	(449)	(643)	(5,847)	(1,764)
Allocation of Minority Interest	(45,595)	(22,808)	(62,620)	(48,234)
Gains on Disposition of Taxable REIT Subsidiary (TRS) Operating Communities, net (a)	14,729	4,999	76,326	76,625
Internal Disposition Costs — TRS transactions	(31)	(699)	(1,078)	(2,395)
Archstone-Smith Gains on Disposition of REIT Real Estate Investments, net	313,406	216,895	448,358	375,191
Internal Disposition Costs — REIT transactions	(822)	(1,043)	(1,672)	(2,974)

Net Earnings from Discontinued Operations	$285,502	$201,992	$453,267	$401,164

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

(a) Gains on Disposition of TRS Operating Communities, net of Internal Disposition Costs	$14,698	$4,300	$75,248	$74,230
Ameriton Joint Venture Gains on Disposition of Operating Communities, net per GAAP	1,008	—	14,219	7,047

Total Gains, net per GAAP	15,706	4,300	89,467	81,277
Accumulated Depreciation and Income Taxes Attributable to Dispositions	(4,145)	(2,938)	(32,793)	(29,706)

FFO Impact of Gains, before minority interest	11,561	1,362	56,674	51,571
Minority Interest Attributable to Dispositions	(1,592)	(137)	(6,879)	(5,535)

FFO Impact of Taxable REIT Subsidiary Gains, after minority interest	$9,969	$1,225	$49,795	$46,036

(4)	As of December 31, 2005, the REIT (Archstone-Smith Trust) owned approximately 86.2% of the Operating Trust’s (Archstone-Smith Operating Trust) outstanding common units and the remaining 13.8% were owned by minority interest holders. Per share amounts for each period presented will always be the same for the REIT and the Operating Trust, as the economics of the minority interest holders are the same as those of the common shareholders and, therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Trust units.

(5)	Represents accumulated depreciation on taxable REIT subsidiary gains and the tax impact on applicable FFO adjustments.

(6)	The following is a reconciliation of GAAP Gains/Losses from the Disposition of Depreciable Real Estate Investments to Gross Gains/Losses from the Disposition of Depreciable Real Estate Investments (see page 4 for a definition of Gross Gains/Losses and why we believe it is a meaningful measure):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Gains from the Disposition of Depreciable Real Estate Investments, net of Internal Disposition Costs:
GAAP Gains	$312,584	$215,852	$446,686	$372,217
Less: Accumulated Depreciation	(97,991)	(33,366)	(144,329)	(86,574)

Gross Gains	$214,593	$182,486	$302,357	$285,643

Fourth Quarter 2005
Balance Sheets

In thousands

	December 31,	December 31,
	2005	2004

Assets

Real Estate (1)	10,893,008	8,808,902
Real Estate — Held for Sale (1) (2)	466,256	412,136
Less: Accumulated Depreciation	836,693	763,542

	10,522,571	8,457,496

Investments in and Advances to Unconsolidated Entities	132,728	111,481

Net Investments (3)	10,655,299	8,568,977

Cash and Cash Equivalents	13,638	203,255
Restricted Cash in Tax-Deferred Exchange and Bond Escrow	495,274	120,095
Other Assets	302,967	173,717

Total Assets	$11,467,178	$9,066,044

Liabilities and Shareholders’ Equity

Liabilities:
Unsecured Credit Facilities	$394,578	$19,000
Long Term Unsecured Debt	2,545,119	2,099,132
Mortgages Payable (4)	2,269,591	1,905,552
Mortgages Payable — Held for Sale (2) (4)	124,061	125,953
Payables, Accrued Expenses and Other Liabilities	365,039	325,131

Total Liabilities	5,698,388	4,474,768

Minority Interest:
Series E and G Perpetual Preferred Units	—	19,522
Operating Trust Units/Other	787,273	478,576

	787,273	498,098

Shareholders’ Equity:
Series I Cumulative Perpetual Preferred Shares	50,000	50,000
Common Shares, $0.01 Par Value	2,124	1,996
Additional Paid-In Capital and Other Comprehensive Income	4,651,181	4,021,688
Retained Earnings	278,212	19,494

Total Shareholders’ Equity	4,981,517	4,093,178

Total Liabilities and Shareholders’ Equity	$11,467,178	$9,066,044

NOTES

(1)	The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2004	$9,221,038
Acquisition-Related Expenditures (a)	2,671,112
Redevelopment Expenditures (b)	106,264
Recurring Capital Expenditures	48,311
Development Expenditures, excluding initial acquisition costs	324,740
Acquisition and improvement of land for development	81,340
Dispositions	(1,175,834)
Provision for possible loss on investments and hurricane retirements	(9,803)

Net Apartment Community Activity	2,046,130
Change in Other Real Estate Assets	92,096

Balance at December 31, 2005	$11,359,264

(a)	Includes $44.5 million related to the acquisition of 11 buildings in Germany.

(b)	Includes the estimated $47.2 million in capital expenditures accrued in Q4 2005 related to the previously disclosed FHA and ADA settlement.

(2)	Income from assets held for sale is included in Net Earnings from Discontinued Operations, as reflected on the Statement of Earnings.

(3)	Includes $722.6 million and $626.5 million of Ameriton real estate assets as of December 31, 2005 and December 31, 2004, respectively.

(4)	Includes a total of $73.5 million and $103.9 million of Ameriton third party debt as of December 31, 2005 and December 31, 2004, respectively.

Fourth Quarter 2005
Geographic Distribution by Market (1)

Core Markets	High-Rise	Garden	Total

Washington D.C. Metropolitan Area (2)	22.6%	14.0%	36.6%
Southern California (2)	2.0%	22.9%	24.9%
San Francisco Bay Area, California	0.4%	7.8%	8.2%
New York City Metropolitan Area	6.0%	0.8%	6.8%
Boston, Massachusetts	1.9%	2.8%	4.7%
Chicago, Illinois	4.1%	0.2%	4.3%
Southeast Florida	—	4.0%	4.0%
Seattle, Washington	0.5%	3.4%	3.9%

Total Core Markets	37.5%	55.9%	93.4%

Non-Core Markets
Houston, Texas	—	1.3%	1.3%
Denver, Colorado	—	1.1%	1.1%
Other (3)	0.6%	3.6%	4.2%

Total Non-Core Markets	0.6%	6.0%	6.6%

Total All Markets	38.1%	61.9%	100.0%

NOTES

(1)	Represents the geographic distribution of communities owned as of December 31, 2005 based on Net Operating Income (NOI) for the three months ended December 31, 2005, excluding amounts associated with the communities that are owned by Ameriton. See footnote 2 on page 10 for a reconciliation of NOI to Earnings from Operations and an explanation as to why we believe NOI is a useful measure. High-rise category includes mid-rise communities with 5 or more above-ground floors.

(2)	Breakout of Washington D.C. Metropolitan Area and Southern California markets:

	High-Rise	Garden	Total
Washington D.C. Metro — Inside Beltway	16.0%	3.5%	19.5%
District of Columbia	6.5%	—	6.5%
Other Virginia	—	8.2%	8.2%
Other Maryland	0.1%	2.3%	2.4%

Total Washington D.C. Metropolitan Area	22.6%	14.0%	36.6%

Los Angeles County	1.3%	11.2%	12.5%
San Diego	0.7%	5.1%	5.8%
Orange County	—	3.1%	3.1%
Inland Empire	—	1.7%	1.7%
Ventura County	—	1.8%	1.8%

Total Southern California	2.0%	22.9%	24.9%

(3)	Includes markets that represent 1.0% or less of NOI.

Fourth Quarter 2005
Operating Performance Summary (1)

Year-Over-Year Same Store Performance

	Revenue Growth		Operating Expense Growth		Net Operating Income Growth (2)
	Q4 2005 vs.	YTD 2005 vs.	Q4 2005 vs.	YTD 2005 vs.	Q4 2005 vs.	YTD 2005 vs.
	Q4 2004	YTD 2004	Q4 2004	YTD 2004	Q4 2004	YTD 2004

Same Store Communities:
Garden Communities	5.5%	3.6%	4.9%	3.5%	5.8%	3.6%

High-Rise Properties	5.6%	3.9%	2.3%	4.8%	7.3%	3.4%

Total Portfolio	5.5%	3.7%	3.7%	4.1%	6.4%	3.6%

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy (3)		Margin (4)		Per Unit (5)
	Q4 2005	Q4 2004	Q4 2005	Q4 2004	Q4 2005	Q4 2004

Same Store Communities:
Garden Communities	95.8%	94.9%	68.2%	68.0%	$1,235	$1,179

High-Rise Properties	96.2%	94.8%	65.7%	64.6%	$1,650	$1,601

Total Portfolio	95.9%	94.9%	67.2%	66.6%	$1,371	$1,318

			Operating Expense		Net Operating Income		Average Physical
	Revenue Growth		Growth/(Decline)		Growth/(Decline) (2)		Occupancy
	Q4 2005 vs.	YTD 2005 vs.	Q4 2005 vs.	YTD 2005 vs.	Q4 2005 vs.	YTD 2005 vs.
	Q4 2004	YTD 2004	Q4 2004	YTD 2004	Q4 2004	YTD 2004	Q4 2005	YTD 2005

Same Store Core Markets: (6)
Washington D.C. Metropolitan Area	4.7%	3.9%	3.4%	4.6%	5.2%	3.6%	96.3%	96.1%

Southern California	7.0%	4.3%	3.4%	4.8%	8.6%	4.1%	95.7%	95.9%

San Francisco Bay Area, California	4.1%	1.9%	2.2%	0.5%	5.0%	2.6%	95.5%	95.3%

New York City Metropolitan Area	9.4%	7.9%	9.4%	3.3%	9.4%	9.6%	97.7%	97.3%

Boston, Massachusetts	1.2%	1.0%	4.7%	5.5%	(0.4%)	(1.0%)	96.7%	97.1%

Chicago, Illinois	3.9%	3.6%	(1.3%)	3.6%	9.5%	3.5%	94.5%	94.5%

Southeast Florida	11.4%	6.6%	11.2%	7.5%	11.5%	5.9%	96.8%	96.7%

Seattle, Washington	5.6%	3.4%	(4.3%)	(1.1%)	11.4%	6.0%	94.3%	94.8%

Total Core Markets	5.5%	3.8%	3.3%	4.0%	6.6%	3.6%	95.9%	95.9%

Sequential Same Store Performance

			Net
		Operating	Operating
	Revenue	Expense	Income
	Growth/	Growth/	Growth/
	(Decline)	(Decline)	(Decline) (2)
	Q4 2005 vs.	Q4 2005 vs.	Q4 2005 vs.
	Q3 2005	Q3 2005	Q3 2005
Sequential Same Store Communities:
Garden Communities	0.3%	(1.0%)	0.9%

High-Rise Properties	(0.3%)	(1.1%)	0.2%

Total Portfolio	0.1%	(1.0%)	0.6%

Sequential Same Store Core Markets: (7)
Washington D.C. Metropolitan Area	(0.3%)	(1.8%)	0.4%

Southern California	0.5%	(1.6%)	1.4%

San Francisco Bay Area, California	(0.5%)	8.6%	(4.4%)

New York City Metropolitan Area	1.8%	4.5%	0.9%

Boston, Massachusetts	(1.0%)	(0.2%)	(1.4%)

Chicago, Illinois	(1.0%)	0.7%	(2.5%)

Southeast Florida	3.4%	(12.3%)	15.3%

Seattle, Washington	(1.8%)	2.5%	(3.8%)

Total Core Markets	0.0%	(0.9%)	0.5%

See notes on following page.

Fourth Quarter 2005
Operating Performance Summary (continued)

NOTES

(1)	Same Store Communities (excluding communities owned by Ameriton, due to their short-term holding periods, and assets outside the U.S.):

- Q4 2005 vs. Q4 2004 represents 135 apartment communities (47,590 units) that were fully operational during the entire three months ended December 31, 2005 and 2004, respectively. Excludes 55 apartment communities (18,897 units) which were not eligible for inclusion due to (i) recent acquisition (Oakwood and others) or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.).

- YTD 2005 vs. YTD 2004 represents 123 apartment communities (43,930 units) that were fully operational during the entire twelve months ended December 31, 2005 and 2004, respectively. Excludes 67 apartment communities (22,557 units) which were not eligible for inclusion due to (i) recent acquisition (Oakwood and others) or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.).

- Q4 2005 vs Q3 2005 Sequential Same Store Communities represents 140 apartment communities (48,657 units) that were fully operational during the three months ended December 31, 2005 and September 30, 2005, respectively. Excludes 50 apartment communities (17,830 units) which were not eligible for inclusion due to (i) recent acquisition (Oakwood and others) or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.).

(2)	Net Operating Income (NOI) is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. The following is a reconciliation of Same Store NOI to Earnings from Operations:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Same Store NOI	$134,100	$126,015	$467,920	$451,848
Non-Same Store NOI, including Ameriton properties and other	51,085	28,816	191,520	162,118
NOI Classified as Discontinued Operations — Communities Sold	(5,017)	(21,477)	(41,816)	(111,001)
NOI Classified as Discontinued Operations — Communities Held for Sale	(7,355)	(6,927)	(27,041)	(23,096)

Net Operating Income	172,813	126,427	590,583	479,869
Other Income	18,215	5,372	56,030	19,208
Depreciation on Real Estate Investments	(62,833)	(45,531)	(216,378)	(170,535)
Interest Expense	(54,476)	(42,030)	(187,982)	(144,500)
General and Administrative Expense	(16,960)	(18,056)	(58,604)	(55,479)
Other Expense	(14,225)	(2,802)	(49,271)	(11,862)

Earnings from Operations	$42,534	$23,380	$134,378	$116,701

(3)	The average physical occupancy for the entire operating portfolio, including non-same store communities, but excluding the Ameriton portfolio, assets subject to the Oakwood Master Lease agreements and assets outside of the U.S., was 95.0% for Q4 2005.

(4)	Property Operating Margin is defined as rental revenues less rental expenses and real estate taxes, divided by rental revenues.

(5)	Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs for leases in place. The Potential Effective Rent Per Unit (weighted by units) for the entire operating portfolio, excluding the Ameriton portfolio, assets subject to the Oakwood Master Lease agreements and assets outside of the U.S., during the fourth quarter of 2005 was $1,237 for the garden communities, $1,664 for the high-rise communities and $1,372 for the total portfolio.

(6)	The units and dollar amounts for the Q4 2005 same store communities in our core markets are as follows:

	Units		Revenues		Operating Expenses		Net Operating Income
	Q4 2005	YTD 2005	Q4 2005	YTD 2005	Q4 2005	YTD 2005	Q4 2005	YTD 2005

Core Markets:
Washington D.C. Metropolitan Area	18,196	17,651	$83,223	$316,450	$25,680	$101,722	$57,543	$214,728
Southern California	8,682	7,703	36,933	121,339	10,802	37,362	26,131	83,977
San Francisco Bay Area, California	4,239	4,239	16,648	65,936	5,497	20,719	11,151	45,217
New York City Metropolitan Area	1,222	666	10,584	22,532	2,822	5,940	7,762	16,592
Boston, Massachusetts	1,897	1,897	9,912	39,615	3,107	12,747	6,805	26,868
Chicago, Illinois	2,693	2,693	12,514	49,830	6,116	24,882	6,398	24,948
Southeast Florida	3,038	1,566	11,026	21,044	4,039	8,904	6,987	12,140
Seattle, Washington	2,808	2,700	7,461	28,463	2,495	9,949	4,966	18,514

Total	42,775	39,115	$188,301	$665,209	$60,558	$222,225	$127,743	$442,984

(7)	The units and dollar amounts for the Q4 2005 sequential same store communities in our core markets are as follows:

				Net
			Operating	Operating
	Units	Revenues	Expenses	Income

Core Markets:
Washington D.C. Metropolitan Area	18,196	$83,223	$25,680	$57,543
Southern California	9,615	41,853	12,608	29,245
San Francisco Bay Area, California	4,239	16,648	5,497	11,151
New York City Metropolitan Area	1,222	10,584	2,822	7,762
Boston, Massachusetts	2,031	10,639	3,332	7,307
Chicago, Illinois	2,693	12,514	6,116	6,398
Southeast Florida	3,038	11,025	4,039	6,986
Seattle, Washington	2,808	7,461	2,495	4,966

Total	43,842	$193,947	$62,589	$131,358

Fourth Quarter 2005
Investment Summaries (1)

Dollar amounts in thousands, except cost per unit amounts

	March 31,	June 30,	September 30,	December 31,
Archstone-Smith Operating Apartment Communities	2005	2005	2005	2005

Garden:
Communities	122	120	140	132
Units	41,094	40,366	48,202	47,096
Total Investment (2)(3)	$4,835,042	$4,754,644	$5,999,153	$5,978,430
Cost per Unit	$117,658	$117,788	$124,459	$126,941

High-Rise:
Communities	47	47	59	58
Units	17,364	17,364	19,851	19,391
Total Investment (2)(3)	$3,456,883	$3,456,908	$4,160,343	$4,170,375
Cost per Unit	$199,083	$199,085	$209,579	$215,068

Total Portfolio:
Communities	169	167	199	190
Units	58,458	57,730	68,053	66,487
Total Investment (2)(3)	$8,291,925	$8,211,552	$10,159,496	$10,148,805
Cost per Unit	$141,844	$142,241	$149,288	$152,643

Archstone-Smith Total Portfolio Capital Expenditures - Cost per Unit: (3)	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YTD 2005

Acquisition Related Expenditures	$9	$21	$31	$84	$153

Redevelopment Expenditures	$183	$230	$240	$278	$942

Recurring Capital Expenditures	$103	$183	$204	$248	$755

Archstone-Smith Apartment Acquisitions

Communities	2	—	34	9	45
Units	508	—	11,179	3,759	15,446
Total Investment (2)	$153,833	—	$1,943,987	$372,735	$2,470,555
Cost per Unit	$302,821	—	$173,896	$99,158	$159,948

Archstone-Smith Apartment Dispositions

Communities (4)	2	2	4	18	26
Units	1,121	728	1,384	5,325	8,558
Gross Sales Proceeds	$158,000	$87,800	$175,250	$679,359	$1,100,409
GAAP Gains, net of internal disposition costs	$26,154	$13,405	$94,543	$312,584	$446,686
Gross Gains, net of internal disposition costs (5)	$7,121	$5,535	$75,108	$214,593	$302,357
Unleveraged IRR (6)	7.5%	7.9%	21.8%	14.6%	14.2%

Ameriton Investment Summary

	As of December 31, 2005
				Total Expected
	Communities	Units	Gross Book Basis	Investment

Operating Communities	9	2,978	$367,962	$376,119
Communities Under Construction and In Planning	14	4,511	196,895	709,856
Equity in Joint Ventures (7)	6	641	30,136	163,189
Other Real Estate Assets	N/A	N/A	127,558	140,397

Ameriton Totals	29	8,130	$722,551	$1,389,561

NOTES

(1)	Excludes 11 buildings (822 units) located in Germany.

(2)	For development communities, represents the total expected investment at completion. For operating communities, represents total investment plus planned capital expenditures.

(3)	Excludes the estimated $47.2 million in capital expenditures accrued in Q4 2005 related to the previously disclosed FHA and ADA settlement.

(4)	Dispositions in the three months ending December 31, 2005 include 5 communities in Atlanta, GA: Perimeter Center I and II (603 units), Briarcliff (220 units), Clifton (214 units) and Virginia Highlands (270 units); 5 communities in Raleigh, NC: Cornerstone (302 units), Olde Raleigh (228 units), Ridgewood (228 units), Poplar Place (230 units) and North Park (336 units); 2 communities in Washington, DC: Seven Oaks I and II (542 units); Palm Harbor in Palm Harbor, FL (168 units), Bayshore in Tampa, FL (328 units), The Crossing in Corona, CA (296 units), San Ramon in San Ramon, CA (496 units), Rio Salado in Phoenix, AZ (404 units) and Garden Glen in Chicago, IL (460 units).

(5)	See page 4 for a definition of Gross Gains/Losses from the disposition of real estate investments. See page 6 for a reconciliation of GAAP Gains/Losses from the disposition of real estate investments to Gross Gains/Losses from the disposition of real estate investments.

(6)	IRR’s on sold communities refer to the unleveraged internal rate of return calculated by the Company considering the initial purchase price and all capital invested in the community, the timing and amounts of net operating income during the period owned by the Company and the net sales proceeds from the sale, all calculated in accordance with GAAP. The IRR calculations include property management overhead and internal disposition costs but not allocations for corporate general and administrative expenses, interest expenses or other indirect operating expenses. Therefore, an IRR calculation is not a substitute for net income as a measure of our performance. Management believes that IRR’s are an important indicator of the value created during the ownership period. Historical IRR’s are not necessarily indicative of IRR’s that will be produced in the future. The Company’s methodology for calculating IRR’s may not be consistent with the methodology used by other companies.

(7)	Represents Ameriton’s GAAP basis in unconsolidated joint ventures. Total Expected Investment for development joint ventures represents 100% of the total expected investment of development communities at completion.

Fourth Quarter 2005
Development Summary (1)

Dollar amounts in thousands, except unit and cost per unit amounts

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YTD 2005

Starts During Period
Communities	1	1	1	—	3
Units	204	426	627	—	1,257
Total Investment (2)	$45,784	$193,194	$313,236	—	$552,214
Total Cost Per Unit	$224,431	$453,507	$499,579	—	$439,311

Completions During Period
Communities	2	—	2	—	4
Units	585	—	528	—	1,113
Total Investment (2)	$120,230	—	$99,518	—	$219,748
Total Cost Per Unit	$205,521	—	$188,481	—	$197,438

Stabilizations During Period (3)
Communities	—	—	2	2	4
Units	—	—	585	528	1,113
Total Investment (2)	—	—	$120,230	$93,027	$213,257
Total Cost Per Unit	—	—	$205,521	$176,188	$191,606

Under Construction at End of Period
Communities	10	11	10	10
Units	3,206	3,632	3,731	3,731
Total Investment (2)	$878,053	$1,073,297	$1,287,015	$1,295,015
Total Cost Per Unit	$273,878	$295,511	$344,952	$347,096
Investment to Date	$475,467	$569,993	$615,646	$695,939

In Planning at End of Period
Communities	5	4	5	5
Units	2,070	1,644	2,416	2,416
Total Investment (2)	$723,348	$595,098	$713,549	$713,549
Total Cost Per Unit	$349,443	$361,982	$295,343	$295,343
Investment to Date	$44,629	$82,518	$37,892	$41,800

Development Expenditures During Period	$62,061	$70,574	$69,575	$74,315	$276,525

						Actual or	Expected
		Number of	Investment	Total		Expected Date	Stabilization
Developments Under Construction		Units	at 12/31/05	Investment(2)	Start Date	for First Units(4)	Date	% Leased(5)

Wholly-Owned REIT Communities Under Construction

Garden

Archstone Westbury	Long Island, New York	396	$82,105	$90,133	Q4/03	Q2/05	Q3/06	74.2%

Archstone Warner Center	Los Angeles, California	522	76,466	127,500	Q3/04	Q1/06	Q1/08	N/A

Archstone Del Mar Station	Pasadena, California	347	123,413	138,050	Q4/04	Q1/06	Q4/06	N/A

Archstone Santa Monica on Main Street	Santa Monica, California	133	38,698	72,507	Q4/04	Q4/06	Q2/07	N/A

Archstone Reading	Reading, Massachusetts	204	26,392	45,784	Q1/05	Q3/06	Q2/07	N/A

Total Garden		1,602	347,074	473,974

High-Rise

Archstone Boston Common	Boston, Massachusetts	420	117,769	159,946	Q4/03	Q3/06	Q4/07	N/A

The Flats at Dupont Circle	Washington, D.C.	306	69,088	72,045	Q2/04	Q1/06	Q1/07	N/A

North Point Place I	Cambridge, Massachusetts	426	41,700	193,194	Q2/05	Q4/07	Q3/09	N/A

Total High Rise		1,152	228,557	425,185

Total Wholly-Owned REIT Communities Under Construction		2,754	575,631	899,159

Unconsolidated REIT Joint Venture Communities Under Construction

Presidio View (79%) (6)	San Diego, California	350	48,938	82,620	Q3/04	Q1/06	Q4/06	N/A

The Mosaic (59%) (6)	New York, New York	627	71,370	313,236	Q3/05	Q3/07	Q4/09	N/A

Total REIT Joint Venture Communities Under Construction		977	120,308	395,856

Total Communities Under Construction		3,731	$695,939	$1,295,015

NOTES
(1)	Excludes Ameriton’s development properties but includes apartment development activity related to unconsolidated REIT joint ventures. In Planning at December 31, 2005 includes unconsolidated developments aggregating 1,831 units and TEI of $463.7 million. At December 31, 2005, Archstone-Smith’s investment in unconsolidated REIT In Planning joint ventures was $17.4 million.

(2)	For development and in planning communities, represents the total expected investment at completion.

(3)	Stabilizations During Period: Generally defined as completed development communities achieving approximately 93% occupancy.

(4)	Represents the quarter that the first completed units were delivered (or are expected to be delivered).

(5)	The percentage leased is based on leased units divided by total number of units in the community (completed and under construction) as of December 31, 2005. “N/A” is shown where Lease-Up has not yet commenced. Archstone-Smith begins leasing units prior to completion of the units.

(6)	Represents ASN’s estimated ownership percentage as of December 31, 2005.

Fourth Quarter 2005
Capitalization Summary

In thousands, except per share amounts
Preferred Shares

	Shares/Units
	Outstanding at		Annual
	December 31,	Liquidation	Dividend Per	Redemption
Description	2005	Preference	Share	Date(1)
Perpetual Preferred Shares:
Series I Preferred Shares	0.5	$100,000	$7,660	February 2028

	December 31,	December 31,
Market Capitalization	2005	2004

Common Shares and Units:
Common Shares (public)	212,414	199,577
Convertible Operating Trust Units	33,910	23,117

Total Common Shares and Operating Partnership Units	246,324	222,694
Closing Share Price	$41.89	$38.30

Market Capitalization of Common Shares and Units	$10,318,512	$8,529,180

Liquidation Value of Series E, G and I Perpetual Preferred Units and Shares (private) (2)	$50,000	$70,000

Total Equity Market Capitalization	$10,368,512	$8,599,180

Book Value of Total Debt	$5,333,349	$4,149,637

Total Market Capitalization	$15,701,861	$12,748,817

NOTES
(1)	Securities are redeemable at the option of Archstone-Smith, not the holder, beginning in the month noted.

(2)	200 Series E Preferred Units were redeemed in February 2005 and 600 Series G Preferred Units were redeemed in March 2005.

Fourth Quarter 2005
Debt Summary

Dollar amounts in thousands

	Outstanding Balance at
				Weighted Average
	December 31,	December 31,	Effective Interest	Remaining Life to
	2005	2004	Rate (1)	Maturity (years)

Unsecured Floating Rate Debt:
Revolving Credit Facilities	$394,578	$19,000	4.2%	3.0
Tax-Exempt Debt	77,072	79,526	3.3%	17.6

	471,650	98,526	4.1%	5.3

Secured Floating Rate Debt:
Tax-Exempt Debt	839,318	508,923	3.7%	21.9
Construction Loans	—	40,868	N/A	N/A
Conventional Mortgages	54,455	21,705	3.9%	18.1

	893,773	571,496	3.7%	21.7

Unsecured Fixed Rate Debt:
Long-Term Debt	2,468,047	2,019,606	5.9%	5.9
Secured Fixed Rate Debt:
Conventional Mortgages	1,480,170	1,439,558	6.1%	5.6
Other Secured Debt	19,709	20,451	3.4%	17.5

	1,499,879	1,460,009	6.0%	5.7

Total Debt Outstanding at end of Period	$5,333,349	$4,149,637	5.4%	8.4

Debt Maturity Schedule — Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable
	Regularly		Regularly
	Scheduled		Scheduled				Maturities as a %
	Principal	Final Maturities	Principal	Final Maturities		Effective Interest	of Total Market
	Amortization	and Other	Amortization	and Other	Total	Rate (1)	Capitalization

2006	$31,250	$20,000	$16,430	$24,777	$92,457	6.6%	0.6%
2007	31,250	355,000	17,435	148,904	552,589	5.4%	3.5%
2008	31,250	301,698	17,588	200,939	551,475	4.8%	3.5%
2009	51,250	30,803	15,442	361,320	458,815	6.0%	2.9%
2010	43,750	220,000	15,738	71,384	350,872	5.9%	2.2%
Thereafter	302,500	1,126,368	418,876	1,084,819	2,932,563	5.5%	18.8%

Total	$491,250	$2,053,869	$501,509	$1,892,143	$4,938,771	5.5%	31.5%

Leverage and Coverage Ratios(2)

Information as of December 31, 2005 except for coverage ratios which are computed based on the year ended December 31, 2005

Long-Term Floating Rate Debt (excludes revolving credit facilities) as a Percentage of Long-Term Debt	19.7%
Total Floating Rate Debt as a Percentage of Total Debt	25.6%
Archstone-Smith’s Pro-rata Share of Unconsolidated Debt (3)	$349,243
Unencumbered Assets (undepreciated book value of real estate and all cash)	$7,231,335

Long Term Debt/Long Term Undepreciated Book Capitalization (4)	42.8%
Total Debt/Total Undepreciated Book Capitalization (4)	44.7%

	Archstone-Smith Gains on Disposition of Real Estate Investments:
	Included	Excluded
Interest Coverage Ratio(5)	5.4	3.3
Debt Service Ratio(6)	5.1	3.1
Fixed Charge Ratio(7)	5.3	3.3
NOTES

(1)	Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the twelve months ended December 31, 2005.

(2)	Coverage ratio calculations are based on EBITDA and EBITDA without gains. We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios. These coverage ratios provide investors and rating agencies additional means of comparing our financial condition to other companies. EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization. EBITDA without gains excludes Archstone-Smith gains on the disposition of depreciable REIT real estate investments (includes gains from taxable REIT subsidiaries). The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

YTD 2005
Net Earnings	$616,172
Interest Expense, net	217,568
Income Taxes on Taxable REIT Subsidiaries	19,599
Minority Interest	85,332
Depreciation Expense	238,788

EBITDA	1,177,459
Less: Archstone-Smith Gains on Dispositions of Depreciable REIT Real Estate,
net of internal disposition costs	(446,686)
Gains from Disposition of Unconsolidated Depreciable REIT Investments	(6,311)

EBITDA Without REIT Gains	$724,462

(3)	Represents Archstone-Smith’s pro-rata portion of the joint ventures’ debt based on our percentage of equity in the joint venture at December 31, 2005.

(4)	Represents total long term debt or total debt divided by the sum of the book value of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

(5)	Calculated as EBITDA, or EBITDA without gains, divided by GAAP interest expense.

(6)	Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments, final maturities and amortization payments on unsecured senior notes).

(7)	Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.

14

Fourth Quarter 2005
Supplemental Information for Net Asset Value Calculation

In thousands, except footnotes
The following information is provided to help facilitate the calculation of Archstone-Smith’s net asset value (including Ameriton).

		Three Months
		Ended
		December 31,
		2005

Income Statement Information

Net Operating Income (NOI)		$172,813
NOI for Assets Held for Sale (1)	7,355
NOI Stabilization Adjustment for Prestabilized Developments and Acquisitions(2)	2,637

Total Adjustments		9,992

Adjusted NOI (70,287 units)		$182,805

Balance Sheet Information (Book Value)

Cash and Restricted Cash		$508,912
Investments in Unconsolidated Entities (3)		169,684
Archstone-Smith Investments in Communities Under Development/Redevelopment and In Planning — at cost		714,441
Ameriton Investments in Communities Under Development and In Planning — at cost (4)		196,895
Other Real Estate		152,411
Other Assets		302,967

Tax-Exempt Debt (5)	916,390
Other Debt	4,416,959
Other Liabilities	365,039

Total Liabilities		5,698,388
Perpetual Preferred Shares (Series I)		50,000

Common Shares Outstanding		212,414
Convertible Operating Trust Units Outstanding		33,910
Stock Options (treasury stock method)		1,098

Fully Converted Shares		247,422

NOTES

(1)	NOI for assets held for sale as of December 31, 2005 is included in discontinued operations. Excludes $5.0 million of NOI associated with assets sold during the three months ended December 31, 2005.

(2)	Represents the difference between actual NOI attributable to communities in lease-up or acquired during the three months ended December 31, 2005, and the NOI for the full quarter assuming the underwritten stabilized yield.

(3)	Includes approximately $37.0 million of gains from the sale of communities to unconsolidated joint ventures, which were deferred under GAAP and therefore netted against Investments in Unconsolidated Entities on the Balance Sheet.

(4)	The total expected investment for Archstone-Smith’s and Ameriton’s development pipeline (including communities under construction and in planning) is $2.0 billion and $826 million, respectively at December 31, 2005. These amounts include 100% of the Total Expected Investment of joint venture development projects. The cost amounts included here exclude the cost of our pro rata share of these joint ventures which are included in the Investments in Unconsolidated Entities line above.

(5)	Excludes incremental value associated with tax-exempt debt resulting from interest rates that have historically been lower than conventional debt interest rates.

Fourth Quarter 2005
Reconciliation of 2006 FFO guidance to 2006 GAAP earnings guidance:

Per Share
2006 FFO	$2.11 - $2.21

Add:
Gains	$1.59 - $1.89
Less:
Depreciation	($1.10)

2006 GAAP earnings	$2.60 - $3.00